EXHIBIT 14

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions “Financial Highlights” and “Representations and Warranties” in the Registration Statement (Form N-14 No. 333-61366) and related Proxy Statement/Prospectus of Pacific Funds dated October 10, 2003 and to the incorporation by reference therein of our report dated May 12, 2003, with respect to the financial statements as of March 31, 2003 and for the periods indicated therein, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Los Angeles, California

October 6, 2003